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                                  EXHIBIT 23.2



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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Micrografx, Inc. 1995 Incentive and Nonstatutory Stock Option Plan, as amended, of our report dated August 11, 1998 (except Note 14, as to which the date is September 18, 1998), with respect to the consolidated financial statements and schedule of Micrografx, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.


                                    /s/ ERNST & YOUNG LLP


Dallas, Texas
February 9, 1999